  Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (333-233303), on Form S-3 (333-235791) and on Form S-8 (333-235790) of our report dated March 27, 2020, relating to the consolidated financial statements of Monopar Therapeutics Inc. as of December 31, 2019, which appears in this Annual Report on Form 10-K.

We also consent to the reference to us under the caption “Experts” in such Registration Statements.

/s/ BPM LLP
San Francisco, California
March 27, 2020